Exhibit 10.1
Amendment No. 1 to Loan Sale Agreement
This Amendment No. 1 to Loan Sale Agreement (this “Amendment”) is entered into as of October 27, 2023 by and between Affirm, Inc., a Delaware corporation (“Affirm”) and Celtic Bank Corporation, a Utah chartered bank (“Bank”).
Recitals:
Whereas, Affirm and Bank have entered into that certain Marketing and Servicing Agreement, dated as of September 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Program Agreement”) to govern the origination of certain loans by Bank and the engagement of Affirm by Bank to perform certain marketing and other services; and
Whereas, Affirm and Bank have entered into that certain Loan Sale Agreement, dated as of September 18, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement”) to govern the sale and purchase of loans by Bank to Affirm; and
Whereas, Affirm and Bank desire to make certain amendments to the Sale Agreement, under the terms and conditions set forth in this Amendment.
Now, Therefore, in consideration of the foregoing premises, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
Agreement:
Section 1.Defined Terms.
Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to such terms in the Program Agreement or Sale Agreement, as applicable.
Section 2.Effective Date.
This Amendment shall be effective as of the date first set forth above.
Section 3.Amendments.
The Sale Agreement is amended as follows:
(a)The Recitals are amended and restated in their entirety to read as follows:
“WHEREAS, Bank is a federally insured Utah-chartered industrial bank that offers credit cards, loans, financing and other credit products to consumers;
    WHEREAS, Affirm is in the business of marketing and servicing consumer and certain commercial loans and other consumer financial products;
    WHEREAS, Bank and Affirm have entered into a Marketing and Servicing Agreement pursuant to which Bank engaged Affirm to provide services to Bank in originating loans to Borrowers under the loan program described therein; and

    WHEREAS, Bank desires to sell to Affirm from time to time, and Affirm desires to purchase from Bank from time to time, certain loans that are originated by Bank under the loan program described in the Marketing and Servicing Agreement.
    NOW, THEREFORE, in consideration of the foregoing terms, conditions, and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Affirm mutually agree as follows:”
(b)Section 1.37 is hereby amended and restated in its entirety to read as follows:
““Loan” means a consumer or commercial loan made by Bank to a Borrower under the Program.”
(c)Section 1.53 is hereby amended and restated in its entirety to read as follows:
““Program” means the Loan program for consumer or commercial financing purposes pursuant to which (a) Bank originates Loans pursuant to the terms of the Marketing and Servicing Agreement; (b) Affirm markets and services such Loans pursuant to the Marketing and Servicing Agreement; and (c) Affirm purchases such Loans pursuant to the terms of this Agreement.”
Section 4.Effect on the Sale Agreement.
(a)Except as expressly amended and/or superseded by this Amendment, the Sale Agreement shall remain in full force and effect. Upon this Amendment becoming effective, each reference to the “Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Sale Agreement, shall mean a reference to the Sale Agreement as modified by this Amendment.
(b)This Amendment is not intended to create, nor does it create, and shall not be construed to create, a partnership or joint venture or any other common association for profit between Bank and Affirm.
(c)In the event of any inconsistency between this Amendment and the Sale Agreement with respect to the matters set forth herein, this Amendment shall take precedence.
Section 5.Execution in Counterparts.
This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparties, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed signature page to this Amendment by facsimile transmission or otherwise transmitted or communicated by email shall be as effective as delivery of a manually executed counterpart of this Amendment.
Section 6.Headings.

Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 7.Entire Agreement.
This Amendment constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.
Section 8.Successors and Assigns.
This Amendment shall be binding on and shall inure to the benefit of Affirm and Bank and their respective successors and assigns.
Section 9.Miscellaneous.
The provisions contained in Section 22 (Governing Law and Venue) of the Sale Agreement are incorporated herein by this reference, mutatis mutandis.
[Signature Pages Follow]

    In Witness Whereof, the parties have caused this Amendment to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

AFFIRM, INC.

By: /s/ Brooke Major-Reid
Name: Brooke Major-Reid
Title: Chief Capital Officer

CELTIC BANK CORPORATION

By: /s/ Reese S. Howell, Jr.
Name: Reese S. Howell, Jr.
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to Loan Sale Agreement]